Exhibit 99.1

MQ Associates, Inc. Announces a Conference Call to Discuss Results for the Year Ended December 31, 2004

Alpharetta, Georgia, October 4, 2005 – MQ Associates, Inc. (“MedQuest”) today announced that it will conduct a conference call to discuss information included in its recently filed Annual Report on Form 10-K for the year ended December 31, 2004 and related matters at 11:00 a.m. EDT on Thursday, October 6, 2005.  The conference call can be accessed at (866) 825-3354 (domestic) or (617) 213-8063 (international).  Interested parties should call at least ten (10) minutes prior to the call to register and should use participant passcode #38793231.  The conference call will be broadcast live, and will be available for telephonic replay at (888) 286-8010 (domestic) or (617) 801-6888 (international) with participant passcode #72847798 through Thursday, October 13, 2005.

MedQuest’s announcement of its fiscal year 2004 results was delayed because it was unable to timely complete the preparation of its financial statements for 2004.  As previously discussed, the Audit Committee of the board of directors recently completed its review of the valuation of the net patient receivables as presented in MedQuest’s historical financial statements.  The results of that review indicated that the allowance for contractual adjustments and doubtful accounts for patient receivables had been understated, which resulted in an overstatement of net revenue.  In addition, MedQuest determined that other adjustments were necessary to properly reflect the valuation of property and equipment, to correct the accounting for accounts payable and certain accrued liabilities and to correct the accounting for leases.  The impact of the foregoing adjustments on previously reported results, and the provision for income tax, is set forth in MedQuest’s previously filed Annual Report on Form 10-K for the year ended December 31, 2004 and summarized in the table below (in thousands).

	Pre-Tax
Restatement Adjustments	Patient Receivables Adjustments	Other Adjustments	Total	Tax Benefit	Impact on Net Income
Nine months ended September 30, 2004	$(13,517)	$(3,130)	$(16,647)	$1,041	$(15,606)
Year ended December 31, 2003	(8,584)	(1,743)	(10,327)	2,398	(7,929)
Year ended December 31, 2002	(6,735)	(1,019)	(7,754)	2,867	(4,887)
Prior to January 1, 2002	(7,047)	(618)	(7,665)	1,353	(6,312)
	$(35,883)	$(6,510)	$(42,393)	$7,659	$(34,734)

Net revenue was $274.6 million for the year ended December 31, 2004, representing an increase of $36.0 million, or 15.1%, from net revenue of $238.6 million for the year ended December 31, 2003.

Income from operations declined to $15.5 million for the fiscal year ended December 31, 2004, representing a decrease of $7.2 million, or 31.7%, compared to income from operations of $22.7 million for the fiscal year ended December 31, 2003.

Capital expenditures were $49.4 million for the fiscal year ended December 31, 2004 compared to $30.1 million in fiscal year 2003.  Cash provided by operating activities was $33.0 million for the fiscal year ended December 31, 2004 compared to $31.4 million for the fiscal year ended December 31, 2003.

Adjusted EBITDA, which is defined below, increased to $52.5 million in the fiscal year ended December 31, 2004 compared to $51.1 million for the fiscal year ended December 31, 2003.

This press release contains a discussion of Adjusted EBITDA, which, according to applicable SEC rules, is a “non-GAAP financial measure” of MedQuest’s historical performance that is different from measures calculated and presented in accordance with GAAP. MedQuest defines Adjusted EBITDA as net income plus (a) interest expense, net, (b) income taxes, (c) depreciation and amortization, (d) non-recurring cash expenses, (e) non-recurring restatement and other adjustments, (f) an impairment charge for computer software, and (g) one-time gain from the Occupational Solutions transaction. Adjusted EBITDA as calculated by MedQuest is not necessarily comparable to similarly titled measures by other companies. In addition, Adjusted EBITDA (a) does not represent net income or cash flows from operations as defined by GAAP, (b) is not necessarily indicative of cash available to fund MedQuest’s cash flow needs, and (c) should not be considered as an alternative to net income, operating income, cash flows from operating activities or MedQuest’s other financial information as determined under GAAP.

Management uses Adjusted EBITDA in its internal analysis of operating performance and monitors it to ensure compliance with certain maintenance and debt incurrence covenants under MedQuest’s senior credit facility, which is described in more detail in MedQuest’s Annual Report on Form 10-K for the year ended December 31, 2004.  Management believes that Adjusted EBITDA provides useful information to investors for meaningful comparison to prior periods and analysis of critical components of results of operations, since it allows investors to compare the company’s ongoing performance before the effect of various items that do not directly affect the company’s ongoing financial performance.  Management believes that disclosure of Adjusted EBITDA is also valuable to investors because it allows them to monitor a key component of maintenance and debt incurrence covenants that determine MedQuest’s compliance with, and its ability to incur further indebtedness under, its senior credit facility.

Selected Financial Data

The following tables set forth selected financial data for the fiscal years 2004 and 2003 and have been derived from MedQuest’s audited financial statements filed with its Annual Report on Form 10-K for the year ended December 31, 2004.

Condensed Consolidated Balance Sheets (in thousands)

	December 31,
	2004	2003
Assets
Cash and cash equivalents	$997	$6,731
Patient receivables, net of allowances	36,023	39,623
Other current assets	7,997	6,518
Total current assets	45,017	52,872
Property and equipment, net	106,193	90,214
Other assets	69,276	61,273
Total assets	220,486	204,359

Liabilities and stockholders’ deficit
Other current liabilities	39,503	33,068
Current portions of long-term debt and capital leases	1,761	1,479
Total current liabilities	41,264	34,547
Long-term debt and capital leases	350,269	247,689
Other	8,038	4,311
Total liabilities	399,571	286,547
Redeemable preferred stock	50,000	50,000
Total stockholders’ deficit	(229,085)	(132,188)
Total liabilities and stockholders’ deficit	$220,486	$204,359

Condensed Consolidated Statement of Operations (in thousands)

	Year ended December 31,
	2004	2003
Net revenues from services	$274,570	$238,602
Operating expenses	124,530	106,714
MG&A expenses	103,047	81,697
Depreciation and amortization	31,540	27,520
Income from operations	15,453	22,671
Interest expense, net	30,302	24,252
Equity in earnings of unconsolidated joint ventures	(273)	(22)
Provision for income taxes	2,121	1,210
Net loss	$(16,697)	$(2,769)

Adjusted EBITDA Reconciliation (in thousands)

Interest expense, net	30,302		24,252
Provision (benefit) for income taxes	2,121		1,210
Depreciation and amortization	31,540		27,520
EBITDA	47,266		50,213
Non-recurring cash expenses	2,000	(1)	500
Non-recurring restatement and other adjustments	2,689		383
Impairment charge for computer software	1,913
Gain on Occupational Solutions transaction	(1,369)
Adjusted EBITDA	$52,499		$51,096

(1)          MedQuest incurred approximately $2.8 million of non-recurring cash expenses related to the settlement of a United States Department of Justice inquiry and a class action lawsuit in 2004.  In addition, MedQuest had approximately $1.3 million in one-time bonuses to non-executive management employees in connection with its August 2004 12¼% senior discount notes offering.  However, in computing covenant compliance, MedQuest’s senior credit facility limits the amount of the add-back for extraordinary, unusual or non-recurring cash expenses to $2.0 million in any fiscal year.

This press release contains or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements include, without limitation, statements regarding our future growth and profitability, growth strategy and trends in the industry in which we operate.  These forward-looking statements are based on our current expectations and are subject to a number of risks, uncertainties and assumptions.  We can give no assurance that such forward-looking statements will prove to be correct.  Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are the results of the previously announced investigation by the U.S. Attorney’s Office, the previously announced inquiry by the Securities and Exchange Commission (the “SEC”) or any other future action taken by the SEC or the U.S. Attorney’s Office, general economic and business conditions, the effect of healthcare industry trends on third-party reimbursement rates and demand for MedQuest’s services, limitations and delays in reimbursement by third-party payors, changes in governmental regulations that affect MedQuest’s ability to do business, actions of MedQuest’s competitors, introduction of new technologies, risks associated with MedQuest’s acquisition strategy and integration costs, and the additional factors and risks contained in MedQuest’s Annual Report on Form 10-K for the year ended December 31, 2004 filed with the SEC on September 22, 2005.

ABOUT MQ ASSOCIATES, INC.  –  MQ Associates, Inc. is a holding company and has no material assets or operations other than its ownership of 100% of the outstanding capital stock of MedQuest, Inc.  MedQuest, Inc. is a leading operator of independent, fixed-site, outpatient diagnostic imaging centers in the United States.  These centers provide high quality diagnostic imaging services using a variety of technologies, including magnetic resonance imaging (MRI), computed tomography (CT), nuclear medicine, general radiology, ultrasound and mammography.  MedQuest, Inc. operates a network of 93 centers in thirteen states located primarily throughout the southeastern and southwestern United States.